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                                                                      Exhibit l
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                             Joint Filing Agreement
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     Each of the persons signing below hereby agrees that the Schedule l3G to which this Joint Filing Agreement is attached is filed on behalf of each of them.

Dated:  February 4, l995


                                              /s/ Saul P. Steinberg
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                                                Saul P. Steinberg


                                              /s/ Robert M. Steinberg
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                                                Robert M. Steinberg


                                              /s/ Anne Steinberg
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                                                Anne Steinberg


                                              /s/ Roni Sokoloff
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                                                Roni Sokoloff


                                              /s/ Lynda Jurist
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                                                Lynda Jurist